                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                              (Amendment No. ___)


Filed by the Registrant   [ ]

Filed by a Party other than the Registrant   [ x ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                              ROCKIES FUND, INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

           Neuman & Cobb, 1507 Pine Street, Boulder, Colorado  80302
           ---------------------------------------------------------
     (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box)

[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies: _____
     2)   Aggregate number of securities to which transaction applies: ________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ______
     4)   Proposed maximum aggregate value of transaction: ____________________
     5)   Total fee paid: _____________________________________________________

[ ]  Fee Paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: ________________________________________
     2)   Form, Schedule or Registration Statement No.: __________________
     3)   Filing Party: __________________________________________________
     4)   Date Filed: ____________________________________________________

                            THE ROCKIES FUND, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 6, 1996



The Annual Meeting of Shareholders of The Rockies Fund, Inc. ("the Fund" or the "Company") will be held at 4465 Northpark Drive, Colorado Springs, Colorado 80907 on September 6, 1996 at 10:00 o'clock a.m. Mountain Daylight Time for the purpose of considering and voting upon the following:

   1. To elect three (3) Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

   2. To ratify and approve the selection by the Board of Directors of the firm of GELFOND HOCHSTADT PANGBURN & CO., a Professional Corporation, as the independent certified public accountant for the Fund for the fiscal year ending December 31, 1996.

   3. Any other matters properly brought before said meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement. Only holders of outstanding shares of the Company's common stock of record at the close of business on July 31, 1996 will be entitled to vote at the meeting or any adjournment thereof.

A copy of the Company's Annual Report to Shareholders, including financial statements for the year ended December 31, 1995, will be mailed to shareholders concurrently with the mailing of the Proxy Statement.

Shareholders are cordially invited to attend the meeting in person.


                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY FILL IN, SIGN AND DATE THE ENCLOSED PROXY STATEMENT AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary, by receipt or a proxy properly signed and dated subsequent to an earlier proxy, and by revocation of a written proxy by request in person at the Annual Meeting of Shareholders. If not so revoked, the shares represented by the proxy will be voted in accordance with your instruction on the proxy form.

                    THE ROCKIES FUND, INC.



                                 By: _______________________________
                                        Wendy D. Haddad, Secretary

                            THE ROCKIES FUND, INC.
                             4465 Northpark Drive
                       Colorado Springs, Colorado  80907


                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS


     This Proxy Statement is furnished to the Shareholders of The Rockies Fund, Inc. (respectively the "Shareholders" and the "Fund") in connection with the solicitation by the Fund of proxies to be used at the Annual Meeting of Shareholders and at any adjournments thereof (the "Meeting"), at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any adjournment thereof. When the accompanying proxy is properly executed and returned, the shares of common stock it represents will be voted at the Meeting and, where a choice has been specified on a proxy, will be voted in accordance with such specification. If no choice is specified on a proxy, the shares it represents will be voted FOR the election of three (3) Directors of the Fund, FOR the ratification of GELFOND HOCHSTADT PANGBURN & CO., a Professional Corporation, as the Fund's independent certified public accountant for the fiscal year ending December 31, 1996, and according to the judgment of the persons named in the enclosed proxies as to any other action which may properly come before the Meeting or any adjournment thereof.

     In the event the Meeting is, for any reason, adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the Meeting. At the adjourned meeting, any business may be transacted which might have been transacted at the original Meeting.

     ANY PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE MAILED OR DELIVERED TO THE SECRETARY, BY RECEIPT OF A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY, AND BY REVOCATION OF A WRITTEN PROXY BY REQUEST IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS. IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY FORM.

     This Statement is being mailed on or about August 2, 1996, to Shareholders eligible to vote at the Meeting. Concurrently with the mailing of this Statement, the Fund is furnishing to Shareholders its Annual Report for its fiscal year ended December 31, 1995.

     The Fund is bearing all costs of soliciting proxies, and expressly reserves the right to solicit proxies otherwise than by mail. The solicitation of proxies by mail may be followed by telephone, telegraph or other personal solicitations of certain Shareholders and brokers by one or more of the Directors or by Officers or employees of the Fund. The Fund may request banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions. As of the date of this mailing, however, the Fund has not made any contracts or arrangements for such solicitations, hence it cannot identify any parties or estimate the cost of such solicitation.

     Only Shareholders of record as of the close of business on July 31, 1996 (the "Record Date"), will be entitled to vote at the Meeting. Representation of a majority of the Fund's shares of common stock outstanding on such date, either in person or by proxy, constitutes a quorum for the Meeting. When a quorum is present, the vote by the holders of a majority of the shares represented at the Meeting shall decide the proposals to be voted upon at the Meeting. As of the Record Date, the Fund had outstanding 640,256 shares of common stock ("Shares"), with each Share being entitled to one vote.

     1.   SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS
          -----------------------------------------------------------

          The following table sets forth as of July 31, 1996, certain information with respect to the ownership of the Fund's common stock by
(i) each of the Fund's officers and directors, (ii) shareholders known by the Fund to own beneficially more than five percent (5%) of the outstanding common stock of the Fund, and (iii) all officers and directors as a group. Each beneficial owner of the Fund's common stock listed below has sole investment and voting power of the shares that he beneficially owns, except as noted.

Title
of        Name and Address of            Amount and Nature        Percent
Class      Beneficial Owner           of Beneficial Ownership    of Class
- ------    -------------------         -----------------------    --------
Common   D.A Davidson & Co. (1)               232,110              36.3%
Stock    8 Third Street, North
         Great Falls, Montana 59401

  "      Stephen G. Calandrella               233,000              36.4%
         4465 Northpark Drive
         Colorado Springs, Colorado  80907

  "      Charles C. Powell                      -0-                 0%
         4475 Walnut, Suite 2-D
         Boulder, Colorado  80301

  "      Clifford C. Thygesen                   -0-                 0%
         4893 Idylwild Trail
         Boulder, Colorado 80301

  "      Craig T. Rogers                        -0-                 0%
         4465 Northpark Drive
         Colorado Springs, Colorado  80907

  "      John R. Overturf, Jr.                 2,000                .3%
         4465 Northpark Drive
         Colorado Springs, Colorado  80907

  "      Wendy D. Haddad                        -0-                 0%
         4465 Northpark Drive
         Colorado Springs, Colorado  80907

  "      Barbara A. Hamstad                     -0-                 0%
         4465 Northpark Drive
         Colorado Springs, Colorado  80907

  "      All Officers and
           Directors as a
           Group (7 Persons)                  235,000             36.70%

- --------------------------------------

(1) Voting and investment power with respect to securities held by D.A. Davidson & Company is exercised by its Board of Directors.

     2.   ELECTION OF DIRECTORS
          ---------------------

          The Directors voted to nominate three (3) Directors for election to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Each of the following nominees has consented to be nominated to serve as a Director of the Fund. All of the nominees are currently Directors of the Fund.

          The Fund's Articles of Incorporation expressly prohibit cumulative voting. Therefore, the holders of a majority of the Fund's shares could elect all of the Directors. It is expected that the proxies received by the Directors' nominees will be voted, except to the extent that authority is withheld on any proxy as to all or one or more individuals, to elect as Directors the following nominees, whose principal occupations during the past five (5) years, directorships and certain other affiliations and information are set forth below:

          A.   Information Concerning Nominees
               --------------------------------

               The following table sets forth certain information about the nominees for election as directors:

                                             Principal Occupation                  Shares Beneficially
    Name, Age and                         During Past Five Years and                   Owned As Of
  Office With Fund                           Current Affiliations                     July 31, 1996
  ----------------                        --------------------------                 --------------
Stephen G. Calandrella*,  35,         Mr. Calandrella has been President and          233,000 shares
President and Director since          Director of The Rockies Fund, Inc.                  36.4%
February, 1991, and CEO and           since February, 1991, and Chief Executive
Treasurer since January, 1994         Officer and Treasurer since January 30,
                                      1994.  Mr. Calandrella has served as a
- --------------                        Director of Kelly Motors, Ltd., a Fort
                                      Collins, Colorado-based manufacturer of
* Mr. Calandrella is considered       speciality automobiles, Combined Penny
by the Fund and its counsel to        Stock Fund, Inc. and Redwood MicroCap
be a person who is an "interested     Fund, Inc., both of which are closed-end
person" (as defined in the 1940       investment companies registered under the
Act) of the Fund because he is        Investment Act of 1940, Good Times
an officer of the Fund.               Restaurants, Inc., a publicly-held Denver,
                                      Colorado-based company engaged in owning
                                      and operating Good Times Restaurants and
                                      Round-The-Corner Restaurants, Southshore
                                      Corp, a publicly-traded family entertain-
                                      ment company, Cogenco International, Inc.,
                                      a publicly-traded financial services
                                      company, and Premier Concepts, Inc., a
                                      publicly-traded company involved in the

                                      ownership and operation of faux jewelry
                                      retail stores.  Mr. Calandrella
                                      currently serves as Interim President and on the Board of Directors of Global
                                      Casinos, Inc., a publicly-held company
                                      engaged in the ownership and operation of domestic and international casinos; and as an officer and member of the Board of Directors of Optimax Industries, Inc.
                                      (f/k/a Plants For Tomorrow, Inc.) a NASDAQ listed holding company. Mr. Calandrella is also engaged in financing and consult-ing activities for development stage companies, which consist of advising public and private companies on capital formation methods, enhancing shareholder valuations, mergers, acquisitions and corporate restructurings, as well as arranging for bridge loans and equity purchases.

Charles Powell, 42, Director          Mr. Powell is current Vice-President              -0- shares
since February, 1991                  and Director of Antalys Corporation.
                                      From 1992 to 1996, Mr. Powell was
                                      Vice-President of Finance for KaPre
                                      Software, a privately-held company which
                                      sells commercial business applications
                                      software.  From March 1992 to June 1993,
                                      Mr. Powell was CEO of Generation 5
                                      Technologies, Inc.  From January 1989 to
                                      March 1992, he was Director of Inter-
                                      national Operations at J.D. Edwards &
                                      Company, a software company that develops
                                      and distributes general business applica
                                      tion financial software.  From September
                                      to December, 1988, Mr. Powell was employed
                                      by the Company to provide assistance in
                                      financial and operation areas.  From April
                                      1988 to June 1989, Mr. Powell was Presi
                                      dent of Sheridan Securities, Inc., an
                                      investment banking firm.  From January
                                      1987 to March 1988 he was international
                                      sales manager for Columbine Systems, a
                                      software development company for the
                                      broadcast industry.  From January 1985 to
                                      December 1986, he was employed by Aweida
                                      Systems engaged in the business of

                                      distributing company products, first as
                                      Chief Financial Officer and subsequently as Vice President of Marketing. From
                                      February 1979 to December 1985, he was
                                      employed by Storage Technology, Inc.,
                                      engaged in the business of manufacturing computer storage devices in a variety of capacities, with his last position being that of Vice President of Financial
                                      Marketing. Mr. Powell graduated from the University of Colorado with a Bachelor of Science degree in accounting and finance in 1976 and he received his license as a Certified Public Accountant in 1976. Mr.
                                      Powell serves as a director of the follow ing publicly-held companies: The Rockies
                                      Fund, a business development company; and Milestone Capital Corporation, a business development company. He is also Director of Kinetics Company, SISCOM, Premier
                                      Concepts, Inc. and International Nursing.

Clifford C. Thygesen, 61,             Mr. Thygesen has been a director of the          -0- shares
Director since February 1991          Company since February, 1991.  Mr. Thygesen
                                      is also currently President and a Director
                                      of American Educational Products, Inc., a
                                      publicly-traded company involved in the
                                      manufacture and distribution of educa
                                      tional products, with principal offices in
                                      Boulder, Colorado.  From 1971 to 1973, Mr.
                                      Thygesen was Vice- President of Operations
                                      for the Ithaca Gun Company of Ithaca, New
                                      York, a manufacturer of high quality
                                      firearms.  From 1973 to 1976, Mr. Thygesen
                                      served as President of Alpine Designs
                                      Corporation, a company which produces
                                      backpacking equipment, skiwear and hunting
                                      apparel.  During the period of his
                                      employment with Ithaca Gun Company and
                                      Alpine Designs, these two companies were
                                      subsidiaries of General Recreation, Inc.
                                      In 1975 and 1976, Mr. Thygesen was
                                      corporate Director of Manufacturing for
                                      General Recreation, Inc., and, in this
                                      capacity, assumed responsibility for
                                      decentralizing manufacturing operations in
                                      addition to his duties at Alpine Designs.

                                      From 1977 to 1981, he served as Vice
                                      President of Manufacturing for Pure Cycle
                                      Corporation, a company that designed
                                      water recycling systems for residential
                                      use.  From 1981 until February, 1988,
                                      Mr. Thygesen was President, Chief
                                      Operating Officer and a Director of Tri
                                      Coast Environmental Corporation, formerly
                                      Colorado Venture Capital Corporation. He received his B.S. degree in Industrial
                                      Administration from the University of
                                      Illinois in 1961.

               B.   Meetings and Committees of the Board of Directors
               -------------------------------------------------

               i.   Meetings of the Board of Directors
                    ----------------------------------
                    During the fiscal year ended December 31, 1995, the Company's Board of Directors held three (3) meetings which were attended, either in person or by telephone, by 100% of the Board members. Each incumbent director participated in each action of the Board of Directors. Each director of the Fund who is not also an officer is paid the sum of $500 for each Board meeting attended by such director. All directors are reimbursed for expenses associated with attendance at Board of Directors meetings of the Fund. Other than the foregoing, no director receives any additional compensation or remuneration as a member of the Fund's Board of Directors.

               ii.  Appraisal and Review
                    --------------------
                    While no formal Appraisal or Review Committee exists, the Board has established Appraisal and Review procedures to facilitate the Board's review of all transactions with respect to execution price and brokerage commissions, to determine if the Fund is receiving "the best execution." The Board is also responsible for developing and implementing appropriate methods of evaluation for securities that are not publicly-traded or are otherwise subject to restrictions upon transfer. Evaluations for such securities are determined in good faith by the Board of Directors. Finally, the Board has established and implemented procedures to evaluate and make recommendations with respect to all investment opportunities presented to the Fund.

               iii. Committees
                    ----------
                    There are no standing audit, compensation or nominating committees of the Board. The foregoing notwithstanding, Craig T. Rogers, the Fund's Chief Operating Officer, has been charged with the responsibility of maintaining all journals and ledgers which the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, require the Fund to maintain.


          C.   Legal Proceedings
               -----------------

               During 1995, the Company received requests for information from the United States Securities and Exchange Commission ("SEC") related to an investigation begun by the SEC during 1994 into various matters, including the administrative and record keeping practices of the Company, its securities trading activities and those of one of its officers. As of the date of this Proxy Statement, neither management of the Company nor the Company's legal counsel have been informed of the results, if any, of the SEC's investigation or of any timetable for the SEC to complete its investigation. There can be no assurance of the outcome of this matter or the ultimate effect on the Company's financial position.

               Other than the foregoing, during the last five (5) years no director or officer of the Company has:

               (1) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior to that time;

               (2) been convicted in a criminal proceeding or subject to a pending criminal proceeding;

               (3) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily, enjoining, barring, suspending, or otherwise limiting his involvement in any type of business, securities or banking activities; or

               (4) been found by a Court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgement has not been reversed, suspended, or vacated.

          D.   Key Employees
               -------------

               CRAIG T. ROGERS. Mr. Rogers has been Chief Operating Officer of the Fund since July 26, 1993. Mr. Rogers also serves as a director and the Chief Financial Officer, Secretary and Treasurer of Cell Robotics International, Inc., f/k/a Intelligent Financial Corporation, a Colorado corporation, that, through its wholly-owned subsidiary, Cell Robotics, Inc., a New Mexico corporation, is engaged in the development, manufacturing and marketing of micro-manipulation instruments utilizing laser technology in the emerging micro-manipulation, micro-dissection and micro-analysis markets. Mr. Rogers also serves as a director and officer of Discovery Technologies, Inc., and from April, 1988 to June, 1991, Mr. Rogers served as Chief Financial Officer, for DMA Computer Solutions, a general partnership operating four (4) Connecting Point franchise stores. He served as President of DMA Financial Corporation from inception until its merger into Intelligent Financial Corporation in June, 1991. From August 1986 to March 1988, Mr. Rogers was Assistant Vice-President of Century Bank, Colorado Springs, Colorado, where he managed an eight million dollar commercial loan portfolio. From June 1984 to August 1986, he was a Commercial Loan Officer with Colorado National Bank - Exchange in Colorado Springs, Colorado. Mr. Rogers received a Bachelor of Arts Degree in Business/Economics from Colorado College in 1984. He was a Boettcher Scholar, graduated summa cum laude, Phi Beta Kappa and co-valedictorian. Mr. Rogers currently serves as a member of the Board of Directors of Cell Robotics International, Inc. and Discovery Technologies, Inc.

               JOHN R. OVERTURF, JR., Vice-President of Administration of the Fund since July, 1993. Mr. Overturf graduated from the University of Northern Colorado ("UNC") in 1983 with a degree in Business Finance. Following his graduation from UNC, Mr. Overturf took a position with Offices America, Inc. a commercial real estate development firm. He was involved in the development of several retail centers and office buildings. Upon leaving Offices America, Inc., Mr. Overturf went to Colorado National Bank ("CNB") where he worked for 8 years in various positions including Assistant Vice President of real estate and construction lending, commercial lending, and special assets. In February, 1992, Mr. Overturf left CNB for a position with Intelligent Financial Corporation as its National Manager of Leasing. Mr. Overturf became a Director of BioSource International, Inc. in November 1993. BioSource is a supplier of high quality products to the biomedical research and diagnostic markets. Mr. Overturf served as Chairman of the Board of the Pikes Peak Regional Building Committee from 1987 to 1993.

          E.   Transactions With Management and Others
               ---------------------------------------

               Notes payable to related parties at December 31, 1995 includes $46,700 payable to related parties of the Company's President, which notes are unsecured, carry interest at the rate of twelve percent (12%) per annum, and are due upon demand, and $24,578 in non-interest bearing advances from the Company's President which are due on demand.

               The Company currently holds a 5% ownership interest in Bear Star, LLC, formerly a wholly owned subsidiary of Columbine Home Sales, LLC. As a result of the Company's ownership interest in Bear Star during 1995, Bear Star would be considered to be an affiliated company. In exchange for the 5% equity interest in Bear Star, LLC., the Company agreed to act as a guarantor for a line of credit for Columbine Home Sales, LLC. totaling $500,000.

               The Company has entered into an agreement to advance up to $35,000 to Intelligent Financial Holding Corp. ("IFHC"). As of December 31, 1994, $17,000 had been advanced under this agreement. However, effective January 1, 1995, the Company converted the $17,000 advanced under the Agreement into shares of IFHC common stock, and was released from all further obligation under the Agreement. Following the conversion, the Company held a total of 40,322 shares of IFHC common stock, which shares represented 4.8% of the total shares outstanding immediately following the conversion.

               As a result of the Company's investment during 1995 and/or position on the entity's Board of Directors, the Company would, at various times during fiscal 1995, be considered to have been an affiliate of Global Casinos, Inc., Optimax Industries, Inc., Capital 2000, Inc., Southshore Corporation, BioSource International, Inc., Discovery Technologies, Inc., Intelligent Financial Holding Corporation, and Premier Concepts, Inc.

               On October 1, 1995, Mr. Calandrella, the Company's President and a Director, was elected to serve as Interim President of Global Casinos, Inc., a portfolio company and affiliate of the Company. In consideration of his services as Interim President of Global Casinos, Inc., Mr. Calandrella receives the equivalent of $5,000 per month, payable in the form of shares of common stock of Global Casinos, Inc. valued at market. Mr. Calandrella has also been granted Incentive Stock Options under the Global Casinos, Inc. Stock Incentive Plan, exercisable to purchase, in the aggregate, 150,000 shares of common stock at an exercise price of $.50 per share. Of those Incentive Stock Options, 50,000 are fully vested, and the remaining 100,000 Incentive Stock Options vest ratably over the next two (2) years, subject to Mr. Calandrella's continuing to serve as an executive officer or key employee of Global Casinos, Inc.

               Mr. Calandrella also serves as a member of the Board of Directors of Global Casinos, Inc. In consideration of his services as a director of Global Casinos, Inc., Mr. Calandrella has been granted Non-Qualified Stock Options exercisable to purchase, in the aggregate, an additional 150,000 shares of common stock at an exercise price of $.50 per share, of which 50,000 Non-Qualified Stock Options are fully vested, and the remaining 100,000 Non-Qualified Stock Options vest ratably over the next two
(2) years, subject to Mr. Calandrella's continuing to serve as a director of that company.

               There exists no arrangement or agreement whereby the Company has any direct or indirect beneficial interest or pecuniary interest in any of the securities or other compensation issued to Mr. Calandrella in consideration of his services as an executive officer or director of Global Casinos, Inc.

          F.   Compliance With Section 16(a) of the Exchange Act
               -------------------------------------------------

               Under the Securities Laws of the United States, the Company's Directors, its Executive (and certain other) officers, and any persons holding more than ten percent (10%) of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission and the NASDAQ stock market. Specific due dates for these reports have been established and the Company is required to report in this Report any failure to file by these dates during 1994 and 1995. All of these filing requirements were satisfied by its Officers and Directors and ten percent holders except as follows:

               Stephen G. Calandrella failed to file with the Securities and Exchange Commission, on a timely basis, seven reports relating to eleven transactions involving Common Stock of the Company beneficially owned by him. Craig T. Rogers failed to file two such reports on a timely basis relating to two transactions involving Common Stock of the Company owned by him. John R. Overturf, Jr. failed to file one such report on a timely basis relating to one transaction involving Common Stock of the Company owned by him. In making these statements, the Company has relied on the representations of its Directors, Officers and/or ten percent (10%) shareholders, or copies of the reports that they have filed with the Commission.

          G.   Executive Compensation
               ----------------------

               The following tables and discussion set forth information with respect to all plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer ("CEO"), and the Company's four (4) most highly compensated executive officers other than the CEO, for all services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three (3) completed fiscal years; provided, however, that no disclosure has been made for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.

- ----------------------------------------------------------------------------------------------

                                          SUMMARY COMPENSATION TABLE

- ----------------------------------------------------------------------------------------------

                                                                Long Term Compensation
                                                        --------------------------------------
                             Annual Compensation             Awards               Payouts
                  ------------------------------------ -------------------  ------------------
                                                Other
Name                                           Annual  Restricted
and                                            Compen-    Stock               LTIP    All Other
Principal                  Salary     Bonus    sation   Award(s)  Options/   Payouts  Compensa-
Position           Year      ($)       ($)       ($)       ($)     SARs(#)     ($)    tion ($)
- -----------------------------------------------------------------------------------------------
                   1995    $48,000     -0-       -0-      $-0-       -0-       -0-       -0-
Stephen G.
Calandrella,       1994    $48,000     -0-       -0-      $-0-       -0-       -0-       -0-
President
                   1993    $16,000     -0-       -0-      $-0-       -0-       -0-       -0-

- -----------------------------------------------------------------------------------------------

               No other executive officer of the Fund received compensation during the years ended December 31, 1995, 1994, or 1993, in excess of $100,000.

               All officers and employees of the Company are eligible to participate in the Company's group health and dental insurance plan. The Company has a Salary Deferred Simplified Employee Pension Plan (SAR-SEP) adopted in September, 1994. There has been no employer contribution made to the Plan since inception, nor does the Company incur any administrative fees associated with this Plan. The Company currently has no written employment agreements with any of its executive officers. The Company has not implemented any stock option, stock bonus, incentive stock option or other similar plans; although the Company may consider the implementation of such plans in the future.

          H.   Voting Requirement
               ------------------

               Election of the nominees as directors requires the affirmative vote of a majority of the Fund's outstanding voting securities as defined in the 1940 Act (the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares).

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                   THE ELECTION OF THE NOMINEES AS DIRECTORS


     3.   RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 1996
          -------------------------------------------------------------------

          On July 1, 1996, the client-auditor relationship between the Company and its principal accountants, KPMG Peat Marwick LLP, ceased. The cessation of the relationship was the result of the resignation by KPMG Peat Marwick LLP and was effective July 1, 1996. The cessation of the relationship was approved by the Company's Board of Directors. The reports of KPMG Peat Marwick LLP related to the consolidated financial statements of the Company for the fiscal years ended December 31, 1994 and 1995, did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company's financial statements for each of the fiscal years ended December 31, 1994 and 1995, and for the period from January 1, 1996 through July 1, 1996, there were no disagreements with KPMG Peat Marwick LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of KPMG Peat Marwick LLP, would have caused KPMG Peat Marwick LLP to make reference to the matter in their report.

          A majority of the members of the Board of Directors who are not interested persons of the Fund have appointed GELFOND HOCHSTADT PANGBURN & CO., a Professional Corporation, to replace KPMG Peat Marwick LLP, and to serve as the Fund's independent certified public accountants for fiscal year 1996. This engagement is effective July 30, 1996. Prior to its engagement as the Company's principal independent accountant, GELFOND HOCHSTADT PANGBURN & CO., a Professional Corporation, had not been consulted by the Company either with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or on any matter which was the subject of any prior disagreement between the Company and its previous certifying accountant. The affirmative vote of the holders of at least a majority of the shares of the Fund's common stock present and voting, in person or by proxy, at the Meeting, is required to ratify and confirm this appointment.

           THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
                      VOTE IN FAVOR OF THE APPOINTMENT.

          If such appointment is not approved by the shareholders, it would be unlawful for the Fund to file with the United States Securities and Exchange Commission any financial statement signed or certified by GELFOND HOCHSTADT PANGBURN & CO., a Professional Corporation, and new independent certified public accountants would have to be appointed and the appointment submitted to shareholders for approval. Neither a representative of KPMG Peat Marwick, nor a representative of GELFOND HOCHSTADT PANGBURN & CO., a Professional Corporation, is expected to be present at the Meeting. However, should a representative of either or both accounting firms attend the Meeting, he will be given the opportunity to make a statement if he so desires, and would be available to respond to appropriate questions.

     4.   STATEMENT OF RISKS OF INVESTMENTS IN BUSINESS DEVELOPMENT COMPANIES
          -------------------------------------------------------------------

          A.   Regulation.
               ----------

               The Fund has elected to be treated as a Business Development Company ("BDC") under the Small Business Investment Incentive Act of 1980 (the "1980 provisions"), which modifies the Investment Company Act of 1940 (the "1940 Act"). Although the 1980 provisions exempt BDC's from registration under the 1940 Act and relieve such companies from compliance with many of the provisions of the 1940 Act, the 1980 provisions impose on BDC's greater restrictions on permitted types of investments. Moreover, the applicable provisions of the 1940 Act continue to impose numerous restrictions on the activities of the Fund, including restrictions on the nature of its investments. There can be no assurance that the 1980 provisions will be interpreted or administratively implemented in a manner consistent with the Fund's investment objectives and manner of operation. In the event that the Fund determines that it can not operate effectively as a BDC, the Fund may at some future date decide to withdraw its election to be treated as a BDC.
Should the Fund seek to withdraw such election, it must obtain the approval of stockholders who represent a majority of the Fund's outstanding stock (as defined in the 1940 Act).

          B.   Transactions with affiliates; potential conflict of interest.
               ------------------------------------------------------------

               The 1940 Act restricts transactions between the Fund and "affiliated persons" (as defined in the 1940 Act) including, among others, the Fund's officers, directors, principals, stockholders and employees, and any affiliates of such affiliates. In many cases, the 1940 Act prohibits transactions between the Fund and such persons unless the Fund first applies for and obtains an exemptive order from the Commission. Delays and costs involved in obtaining necessary approvals may decrease the profitability of such transactions or make it impracticable or impossible to consummate such transactions. The Fund's Board of Directors has implemented procedures designed to regulate investment activity by affiliates in conflict with or in conjunction with the Fund's activities, including adopting a Code of Ethics containing provisions designed to prevent employees from engaging in acts prohibited by Rule 17j-i under the 1940 Act. However, circumstances could develop which would require Commission approval in advance of proposed transactions by the Fund or its affiliates with Eligible Portfolio Companies ("Portfolio Company(ies)") or their affiliates. Depending upon the extent of management's influence and control with respect to such Portfolio Companies the selection of the affiliates of management to perform various services for Portfolio Companies may not be a disinterested decision, and the terms and conditions for the performance of such services and the amount in terms of compensation to be received therefor may not be determined in arm's length negotiations. In addition, officers or directors of the Fund or its affiliates may serve as directors of or act as underwriter or placement agent or as a consultant to certain Portfolio Companies and, in connection therewith, earn consulting fees, finder's fees and underwriter's or placement agent's commissions and other fees and commissions, which may be paid in the form of cash, securities or other forms of consideration. Moreover, while members of management are obligated to use their best efforts to provide the Fund with a continuing and suitable investment program consistent with its investment objectives and policies, subject to any applicable legal restrictions, members of management are not required to present to the Fund any particular investment opportunity which has come to their attention, even if such opportunity is within the investment objectives and policies of the Fund. As a result, certain conflicts of interest may exist between the Fund and its officers and directors (as in the area of corporate opportunities) which can only be properly resolved through exercise by the officers and directors of such judgment as is consistent with their fiduciary duties to the Fund. The Fund's Portfolio Companies may also enter into certain financial arrangements with the Fund and or its affiliates subject to the appropriate regulatory guidelines or approvals as required. Additionally, the Fund may from time to time co-invest in Portfolio Companies with an officer and/or director of the Fund or with an affiliate of such an officer or director, subject to the appropriate regulatory guidelines or approvals as required. Because of their potentially varying investment objectives or other factors, conflicts could arise between the Fund and its affiliates relating to such co-investments, which can only be resolved through the exercise by the Fund's officers and directors of such judgment as is consistent with their fiduciary duties to the Fund. Even with the proper exercise of such judgment, however, there can be no assurance that potential conflicts will be resolved in a manner favorable to the Fund.

          C.   High risk investments.
               ---------------------

               The Fund currently makes investments in small public and private companies, some of which are in the early stages of development with little or no operating history, or more seasoned companies that operate at losses or which experience substantial fluctuations in operating results. These companies may also need substantial capital to support expansion or to achieve or maintain a competitive position. Such companies may face intense competition, including competition from companies with greater financial resources, more extensive research and development, manufacturing, marketing and service capabilities, and a larger number of qualified managerial and technical personnel. Such companies may have insufficient cash flow to service their debt obligations, including bridge loans made by the Fund and may not have the resources to pay principal and/or interest on such loans in the event of failure to consummate a proposed public offering or inability to obtain subsequent financing. Additionally, such investments will generally be unsecured. Moreover, the Fund may take significant positions in companies in rapidly changing high-technology fields or intensely regulated industries.
Such companies may face additional risks of product and technological obsolescence or rapidly changing regulatory environments which could adversely affect such company's prospects, over which the Fund will have no control. As a result, no assurance can be given that the Fund's investments will not result in substantial or complete losses.

          D.   Bridge financing.
               -----------------

               Although, with respect to its bridge financing activities the Fund has, and intends to continue, to invest primarily in Portfolio Companies which have entered into a letter of intent relating to a public offering, there is substantial risk that such offerings will not be consummated. Portfolio Companies may be unable to repay bridge loans made by the Fund in the event that a contemplated public offering of securities by any such Portfolio Company or other transaction involving such company is not consummated. Additionally, the Fund may invest in companies that have not entered into letters of intent relating to future public offerings and such transactions may not be pursued.

          E.   Limited liquidity of portfolio investments.
               -------------------------------------------

               Currently, a significant portion of the equity participations obtained in bridge financings and securities purchased in other types of private placements in which the Fund invests consist of securities that are subject to restrictions on sale. Restricted securities can not be sold publicly without prior agreement with the issuer to register these securities under the Securities Act of 1933, as amended, (the "1933 Act"), or by selling such securities under Rule 144 or other rules under the 1933 Act which permit only limited sales under specified conditions. Since it is anticipated that the Fund will continue to invest in emerging growth companies underwritten by relatively small underwriters and which may have a limited number of market makers, the Fund's ability to sell its equity participations and other securities purchased in private placements may be limited by, and subject to, the lack or limited nature of a trading market for the securities of Portfolio Companies and the volatility of the stock market as a whole. Such limitations could prevent or delay any sale of the Fund's securities or reduce the amount of proceeds that might otherwise by realized therefrom. Accordingly, the Fund is substantially dependent upon the ability of the Portfolio Company to implement a plan which, within a reasonable period of time, would facilitate a trading market for its securities. Restricted securities generally sell at a price lower than similar securities that are not subject to restrictions on sale. When restricted securities are sold to the public, the Fund, under certain circumstances, may be deemed an "underwriter" or a controlling person with respect thereto for the purposes of the 1933 Act, and be subject to liabilities as such under that Act.

          F.   Possible need for additional investments in Portfolio Companies.
               ---------------------------------------------------------------

               Following its initial investment, the Fund may make additional debt and equity investments in Portfolio Companies ("Additional Investment(s)") in order to increase its investment in a successful Portfolio Fund, to exercise warrants, options, or convertible securities that were acquired in the original financing, to preserve the Fund's proportionate ownership when a subsequent financing is planned or to protect the Fund's initial investment when such Portfolio Companies' performance does not meet expectations. The Fund will have the discretion to make any Additional Investments as it determines subject to the availability of capital resources. The failure to make such Additional Investments may, in certain circumstances, jeopardize the continued viability of a Portfolio Company and the Fund's initial investment. The necessity of making Additional Investments may limit the number of companies in which the Fund has the ability to invest. There can be no assurance that the Fund will have sufficient funds to make necessary Additional Investments or that, following an Additional Investment, the Fund will not lose the entire amount of its initial and Additional Investment. The Fund has no established criteria in deciding whether to make an Additional Investment except that management will exercise its business judgment and apply similar criteria as it does with initial investments. In addition, it is possible that there may be circumstances under which an Additional Investment would be considered an affiliated transaction requiring prior Commission approval. The approval process could be time consuming and costly and there can be no assurance that such approval would be obtained.

          G.   Dependence on public offering market.
               ------------------------------------

               The investment strategy of the Fund is based in large part upon the state of the securities markets in general and the market for public financing in particular. Changes in these securities markets and general economic conditions, including economic downturns, fluctuations in interest rates, the availability of credit, inflation and other factors, may affect the value of investments of the Fund. The market for public offerings is cyclical in nature and, accordingly, there can be no assurance that the securities markets will, at any point in time, be receptive to public offerings, particularly those of emerging growth companies. Any adverse change in the market for public offerings could have a material adverse effect on the Fund and could severely limit the Fund's ability to realize its investment objective.

          H.   Competition for investments.
               ---------------------------

               The Fund has and expects to continue to encounter competition in its efforts to locate attractive opportunities for the investment of its capital from other entities and individuals having similar investment objectives. The primary competition for desirable investments comes from investment companies, investment partnerships and wealthy individuals. Some of the competing entities and individuals have investment managers or advisors with significantly greater experience, resources and managerial capabilities then the Fund and are therefore in a better position than the Fund to obtain access to attractive investments. To the extent that the Fund can compete for such investments it may only be able to do so on less favorable terms than those obtained by larger more established investors.

          I.   Developing companies.
               --------------------

               Although the Fund believes that developing companies may have significant potential for price appreciation, higher market and credit risks are often associated with these companies. Developing companies generally have limited product lines, markets, market share and financial resources, or generally are dependent on a smaller inexperienced management team. In addition, stocks of developing companies may trade less frequently and in more limited volume and be subject to greater and more abrupt price swings than stocks of larger companies. There can be no assurance that any of the developing companies in which the Fund may invest will realize any anticipated price appreciation.

          J.   Turnaround and restructuring companies.
               --------------------------------------

               The Fund has, and may continue, to invest a portion of its assets in companies involved in "turnaround" or other "restructuring" situations that management believes, with the infusion of additional working capital and/or strengthening of the management team, will realize significant price appreciation and rapid growth in profits. To the extent that these companies are unable to successfully turnaround or restructure, the Fund's investment is likely not to appreciate in value and may be lost in its entirety.

          K.   Dependence on management.
               ------------------------

               The Fund will be substantially dependent upon the services of Mr. Calandrella, the Fund's President and Portfolio Manager, who has assumed principal responsibility for the Fund's investments. The Fund is, therefore, dependent upon the ability of Mr. Calandrella to select what he believes are appropriate investments for the Fund and upon the personal contacts and relationships of Mr. Calandrella and other members of the Fund's management in order for such investment opportunities to be offered to the Fund. The Fund has not entered into employment, consulting or non-competition agreements with Mr. Calandrella or any of its other officers. Therefore, there can be no assurance that such officers will remain associated with the Fund in any particular capacity or that they will not, in the future, compete, directly or indirectly, with the Fund. In the event that any officers of the Fund cease to be associated with the Fund, the Fund will seek to find a qualified person or persons to fill their positions. There can, however, be no assurance that such individuals can be engaged by the Fund. The loss of services of any of the Fund's officers could have an adverse effect on the Fund.

          L.   Reduced Access to, and Limited Participation in, Management.
               -----------------------------------------------------------

               As a result of the decision by the Board of Directors to amend the Fund's Investment Objective, increasing the geographic region within which it conducts its investment activities from the Rocky Mountain region of the United States to the entire geographic region of the United States, the Fund's ability to actively participate in the management of those Portfolio Companies located outside the Rocky Mountain region is greatly reduced. As a consequence, the Fund must rely upon the expertise and abilities of existing management teams, which, in many instances, are smaller and lack hands on management experience.


                                 OTHER MATTERS

     The Board of Directors knows of no business to be brought before the Meeting other than as set forth above. If, however, any other matters properly come before the Meeting, it is the intention of the person's named in the enclosed proxy form to vote such proxies on such matters in accordance with their best judgment.

     Whether or not you expect to be present at the meeting, please sign and return the enclosed proxy promptly. Your vote is important. If you wish to attend the Meeting and wish to vote in person, you may withdraw your proxy.

                              THE ROCKIES FUND, INC.



                              By: ___________________________________
                                   Wendy D. Haddad, Secretary




               Shareholder Proposals For The 1997 Annual Meeting
               -------------------------------------------------

          If any shareholder wishes to present a proposal for inclusion in the proxy materials to be mailed by the Fund with respect to the 1997 Annual Meeting of Shareholders, the proposal must be presented to the Fund's management prior to May 31, 1997, along with proof of common stock ownership in the Fund.

                            THE ROCKIES FUND, INC.

                   PROXY SOLICITED ON BEHALF OF THE COMPANY

     The undersigned hereby constitutes and appoints Stephen G. Calandrella or Clifford C. Thygesen _________________________________________________________
_______________________ (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the Annual Meeting of the Shareholders of The Rockies Fund, Inc. (the "Fund") to be held at the principal offices of the Fund, 4465 Northpark Drive, Colorado Springs, Colorado, 80907, on September 6, 1996 at 10:00 o'clock a.m. Mountain Daylight Time, or any adjournment or adjournments thereof, and vote all the shares of the Fund standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.

     (1)       FOR __________          WITHHOLD AUTHORITY __________

               To elect all of the nominees listed below:

        Stephen G. Calandrella, Charles Powell and Clifford C. Thygesen

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below)

               ________________________________________

     (2)       FOR __________      AGAINST __________       ABSTAIN __________


               The ratification and approval of the selection by the Board of Directors of the firm of GELFOND HOCHSTADT PANGBURN & CO., a Professional Corporation, as the independent accountants for the Fund for the fiscal year ending December 31, 1996.

     (3)       Upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND ITEM 2 AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.

(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of the management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

  (PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.)

Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.

                    Date ________________________________________________, 1996

                    ___________________________________________________________
                    Name (please type or print)

                    ___________________________________________________________
                    Signature

                    ___________________________________________________________
                    Signature, if held jointly

     Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.